Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 2nd Quarter 2013 Results

Denver, Colorado, August 6, 2013 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2013. Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2013 was $197.4 million and $394.3 million, or $1.84 and $3.68 per share, respectively, excluding a contingent earn-out obligation adjustment. In addition, adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the six months ended June 30, 2013 excluded a loss contingency reserve. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2013 including these items was $254.4 million and $271.3 million, or $2.37 and $2.53 per share, respectively.

Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2012 was $146.7 million and $290.5 million, or $1.53 and $3.03 per share, respectively, excluding transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2012 including these items was $95.0 million and $235.2 million, or $0.99 and $2.45 per share, respectively.

Financial and operating highlights include:

•

Cash Flow: For the rolling twelve months ended June 30, 2013, operating cash flow was $1,253 million and free cash flow was $871 million. For the three months ended June 30, 2013, operating cash flow was $307 million and free cash flow was $218 million. For a definition of free cash flow see Note 4 to the reconciliations of non-GAAP measures.

•

Operating Income: Adjusted operating income for the three and six months ended June 30, 2013 was $465 million and $932 million, respectively, excluding a contingent earn-out obligation adjustment. In addition, adjusted operating income for the six months ended June 30, 2013 excluded a pre-tax loss contingency reserve. Operating income for the three and six months ended June 30, 2013 including these items was $522 million and $689 million, respectively.

Adjusted operating income for the three and six months ended June 30, 2012 was $336 million and $663 million, respectively, excluding transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses. Operating income for the three and six months ended June 30, 2012 including these items was $247 million and $568 million, respectively.

•

Contingent Earn-out Obligation Adjustment: As of June 30, 2013, we remeasured the estimated fair value of HCP’s 2013 contingent earn-out obligation at approximately $69 million. This represents a decrease in the obligation’s carrying value of approximately $57 million, which was recorded as operating income in our consolidated statements of income during the second quarter of 2013. This adjustment was based upon HCP’s operating results for the second quarter of 2013 and expected operating performance for the remainder of the year.

HCP’s operating income of $81 million in the second quarter of 2013 represented a decrease of approximately $27 million as compared to the first quarter of 2013. The decrease in HCP’s operating income was primarily due to both a seasonal decrease in HCP’s revenue as average premiums for its senior capitated members declined and due to sequestration, which went into effect on April 1, 2013.

•

Adjusted Diluted Income from Continuing Operations: Adjusted diluted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2013, was $221.5 million and $442.6 million, or $2.06 and $4.13 per share, respectively, net of tax. These amounts excluded amortization of intangible assets associated with acquisitions and a contingent earn-out obligation adjustment. In addition, adjusted diluted income from continuing operations for the six months ended June 30, 2013, excluded a loss contingency reserve, net of tax.

Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2012, excluding transaction expenses associated with the acquisition of HCP, a legal settlement and related expenses and the amortization of intangible assets associated with acquisitions, which net of related tax impacts totaled $150.6 million and $298.3 million, was $1.57 and $3.11 per share, respectively.

•

Volume: Total U.S. dialysis treatments for the second quarter of 2013 were 5,867,973, or 75,230 treatments per day, representing a per day increase of 7.6% over the second quarter of 2012. Non-acquired treatment growth, as well as normalized non-acquired treatment growth in the quarter were 5.0% over the prior year’s second quarter.

The number of member months for which HCP provided capitated care during the second quarter of 2013 was approximately 2.2 million representing an increase of 18.6% as compared to the second quarter of 2012, inclusive of growth contributed from acquisitions. These calculations include data prior to our merger with HCP on November 1, 2012.

•

Effective Tax Rate: Our effective tax rate was 31.3% and 30.4% for the three and six months ended June 30, 2013, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 33.6% and 34.7% for the three and six months ended June 30, 2013, respectively. The effective tax rate attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2013, excluding the contingent earn-out obligation adjustment and the loss contingency reserve, was 39.5% and 40.1%, respectively. We expect our 2013 effective tax rate attributable to DaVita HealthCare Partners Inc. to be in the range of 37.0% to 38.0%. In addition, we expect our 2013 effective tax rate attributable to DaVita HealthCare Partners Inc. excluding the contingent earn-out obligation adjustment and the loss contingency reserve to be in the range of 39.0% to 40.0%.

•

Center Activity: As of June 30, 2013, we provided dialysis services to a total of approximately 163,000 patients at 2,058 outpatient dialysis centers, of which 2,010 centers are located in the United States and 48 centers are located in ten countries outside of the United States. During the second quarter of 2013, we acquired three dialysis centers and opened a total of 18 dialysis centers in the United States. We also acquired eight dialysis centers outside of the United States.

Outlook

•

We are raising our consolidated operating income guidance for 2013 to now be in the range of $1,830 million to $1,930 million. Our previous consolidated operating income guidance for 2013 was in the range of $1,800 million to $1,900 million.

•

In addition, we are raising our operating income guidance for our dialysis services and related ancillary businesses for 2013 to now be in the range of $1,450 million to $1,500 million. Our previous operating income guidance for our dialysis services and related ancillary businesses for 2013 was in the range of $1,400 million to $1,450 million.

•

We are also lowering our operating income guidance for HCP for 2013 which is now expected to be in the range of $380 million to $430 million. Our previous operating income guidance for HCP for 2013 was in the range of $400 million to $450 million.

•

In addition, we have increased the bottom end of our range for our consolidated operating cash flows for 2013 to now be in the range of $1,400 million to $1,500 million. Our previous consolidated operating cash flows guidance for 2013 was in the range of $1,350 million to $1,500 million.

The consolidated and dialysis services and related ancillary businesses operating income guidance and the consolidated cash flow guidance amounts exclude an estimated loss contingency reserve of $300 million which we accrued in the first quarter of 2013 in connection with the 2010 and 2011 U.S. Attorney Physician Relationship Investigations. In addition, the consolidated operating income guidance amounts exclude the contingent earn-out obligation adjustment. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the second quarter ended June 30, 2013 on August 6, 2013 at 5:00 p.m. Eastern Time. The dial in number for the U.S. is (800) 399-4406 and for international is (937) 528-2121. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2013 operating income, HCP’s 2013 operating income, our 2013 operating cash flows and our 2013 effective tax rate attributable to DaVita HealthCare Partners Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2012, our quarterly report on Form 10-Q for the quarter ended March 31, 2013 and subsequent quarterly reports to be filed on Form 10-Q, or our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•

the concentration of profits generated by the continued downward pressure on average realized payment rates from, and a reduction in the number of patients under higher-paying commercial payor plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2014 Medicare Advantage benchmark structure,

•	the impact of the American Taxpayer Relief Act,

•	the impact of the sequester that went into effect on April 1, 2103,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•

legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings, including risks relating to the resolution of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations,

•

our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•

our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Patient service revenues	$2,048,651	$1,813,763	$4,028,524	$3,579,245
Less: Provision for uncollectible accounts	(72,191)	(54,438)	(142,248)	(107,446)

Net patient service revenues	1,976,460	1,759,325	3,886,276	3,471,799
HCP capitated revenues	692,357	—	1,438,428	—
Other revenues	202,856	153,681	376,551	290,740

Total net revenues	2,871,673	1,913,006	5,701,255	3,762,539

Operating expenses and charges:
Patient care costs and other costs	2,014,320	1,299,322	3,975,211	2,548,717
General and administrative	268,110	212,793	552,520	418,194
Depreciation and amortization	130,589	77,210	256,498	152,591
Provision for uncollectible accounts	1,260	1,038	2,138	2,144
Equity investment income	(7,649)	(2,618)	(17,016)	(5,250)
Loss contingency reserve and other legal settlements	—	78,000	300,000	78,000
Contingent earn-out obligation adjustment	(56,977)	—	(56,977)	—

Total operating expenses and charges	2,349,653	1,665,745	5,012,374	3,194,396

Operating income	522,020	247,261	688,881	568,143
Debt expense	(108,096)	(60,709)	(213,913)	(122,090)
Other (expense) income	(1,374)	840	(776)	1,879

Income from continuing operations before income taxes	412,550	187,392	474,192	447,932
Income tax expense	129,192	67,740	144,336	163,296

Income from continuing operations	283,358	119,652	329,856	284,636
Discontinued operations:
Income (loss) from operations of discontinued operations, net of tax	—	352	(139)	251
Gain on disposal of discontinued operations, net of tax	—	—	13,375	—

Net income	283,358	120,004	343,092	284,887
Less: Net income attributable to noncontrolling interests	(28,982)	(24,667)	(58,552)	(49,430)

Net income attributable to DaVita HealthCare Partners Inc.	$254,376	$95,337	$284,540	$235,457

Earnings per share:
Basic income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$2.42	$1.01	$2.59	$2.50

Basic net income per share attributable to DaVita HealthCare Partners Inc.	$2.42	$1.01	$2.72	$2.51

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$2.37	$0.99	$2.53	$2.45

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$2.37	$0.99	$2.65	$2.46

Weighted average shares for earnings per share:
Basic	104,898,667	94,171,583	104,692,690	93,970,295

Diluted	107,424,582	96,002,190	107,245,226	95,865,605

Amounts attributable to DaVita HealthCare Partners Inc.:
Income from continuing operations	$254,376	$95,007	$271,291	$235,227
Discontinued operations	—	330	13,249	230

Net income	$254,376	$95,337	$284,540	$235,457

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net income	$283,358	$120,004	$343,092	$284,887

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on interest rate swap and cap agreements:
Unrealized gain (loss) on interest rate swap and cap agreements	11,685	(2,102)	9,316	(4,363)
Reclassifications of net swap and cap agreements realized loss into net income	3,462	2,536	5,969	5,056
Unrealized gain (loss) on investments:
Unrealized gain (loss) on investments	101	(204)	719	942
Reclassification of net investment realized gains into net income	—	—	(94)	(75)
Foreign currency translation adjustments	(1,841)	(839)	(3,947)	(1,458)

Other comprehensive income (loss)	13,407	(609)	11,963	102

Total comprehensive income	296,765	119,395	355,055	284,989
Less: Comprehensive income attributable to noncontrolling interests	(28,982)	(24,667)	(58,552)	(49,430)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$267,783	$94,728	$296,503	$235,559

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$343,092	$284,887
Adjustments to reconcile net income to cash provided by operating activities:
Loss contingency reserve	300,000	—
Depreciation and amortization	256,382	153,782
Stock-based compensation expense	32,266	24,344
Tax benefits from stock award exercises	36,524	27,583
Excess tax benefits from stock award exercises	(28,442)	(14,841)
Deferred income taxes	(102,039)	(25,531)
Equity investment income, net	(496)	(139)
Other non-cash charges and loss on disposal of assets	(69,050)	12,903
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(17,829)	(53,294)
Inventories	924	1,713
Other receivables and other current assets	(65,349)	61,938
Other long-term assets	(1,220)	4,486
Accounts payable	(94,894)	8,178
Accrued compensation and benefits	(14,279)	23,209
Other current liabilities	82,905	65,349
Income taxes	(9,182)	(49,069)
Other long-term liabilities	36,713	8,481

Net cash provided by operating activities	686,026	533,979

Cash flows from investing activities:
Additions of property and equipment, net	(258,396)	(250,508)
Acquisitions	(152,112)	(346,774)
Proceeds from asset and business sales	64,363	2,023
Purchase of investments available for sale	(3,286)	(3,070)
Purchase of investments held-to-maturity	(1,032)	(5,257)
Proceeds from sale of investments available for sale	1,091	6,791
Proceeds from maturities of investments held-to-maturity	1,376	9,582
Purchase of intangible assets	(7)	—
Distributions received on equity investments	116	2

Net cash used in investing activities	(347,887)	(587,211)

Cash flows from financing activities:
Borrowings	33,445,567	17,217,404
Payments on long-term debt and other contingent obligations	(33,696,216)	(17,254,503)
Interest rate cap premiums and other deferred financing costs	(716)	(2)
Distributions to noncontrolling interests	(65,206)	(50,478)
Stock award exercises and other share issuances, net	8,819	4,845
Excess tax benefits from stock award exercises	28,442	14,841
Contributions from noncontrolling interests	20,132	10,584
Proceeds from sales of additional noncontrolling interests	5,903	142
Purchases from noncontrolling interests	(474)	(9,800)

Net cash used in financing activities	(253,749)	(66,967)
Effect of exchange rate changes on cash and cash equivalents	(234)	(108)

Net increase (decrease) in cash and cash equivalents	84,156	(120,307)
Cash and cash equivalents at beginning of period	533,748	393,752

Cash and cash equivalents at end of period	$617,904	$273,445

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$617,904	$533,748
Short-term investments	6,794	7,138
Accounts receivable, less allowance of $229,745 and $245,122	1,445,099	1,424,303
Inventories	77,997	78,126
Other receivables	331,741	265,671
Other current assets	150,217	201,572
Income tax receivable	68,047	55,454
Deferred income taxes	434,035	315,782

Total current assets	3,131,834	2,881,794
Property and equipment, net of accumulated depreciation of $1,618,789 and $1,522,183	1,990,963	1,872,370
Intangibles, net of accumulated amortization of $394,169 and $304,323	2,076,933	2,128,118
Equity investments	35,530	35,150
Long-term investments	65,765	59,341
Other long-term assets	97,895	79,854
Goodwill	9,056,589	8,947,736

	$16,455,509	$16,004,363

LIABILITIES AND EQUITY
Accounts payable	$320,066	$414,143
Other liabilities	525,272	563,365
Accrued compensation and benefits	554,705	566,911
Medical payables	272,521	238,964
Loss contingency reserve	300,000	—
Current portion of long-term debt	242,324	227,791

Total current liabilities	2,214,888	2,011,174
Long-term debt	8,234,290	8,326,534
Other long-term liabilities	360,110	443,743
Alliance and product supply agreement, net	11,992	14,657
Deferred income taxes	751,446	710,638

Total liabilities	11,572,726	11,506,746
Commitments and contingencies
Noncontrolling interests subject to put provisions	600,499	580,692
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 106,239,986 and 105,498,575 shares outstanding)	135	135
Additional paid-in capital	1,244,693	1,208,800
Retained earnings	4,016,375	3,731,835
Treasury stock, at cost (28,622,297 and 29,363,708 shares)	(1,132,988)	(1,162,336)
Accumulated other comprehensive loss	(3,334)	(15,297)

Total DaVita HealthCare Partners Inc. shareholders’ equity	4,124,881	3,763,137
Noncontrolling interests not subject to put provisions	157,403	153,788

Total equity	4,282,284	3,916,925

	$16,455,509	$16,004,363

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2013
	June 30, 2013	March 31, 2013	June 30, 2012
1. Consolidated Financial Results:
Consolidated net revenues	$2,872	$2,830	$1,913	$5,701
Operating income	$522.0	$166.9	$247.3	$688.9
Operating income margin	18.2%	5.9%	12.9%	12.1%
Operating income excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses(1)	$465.0	$466.9	$335.6	$931.9
Operating income margin excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses(1)	16.2%	16.5%	17.5%	16.3%
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$254.4	$16.9	$95.0	$271.3
Income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses, which are all net of related tax(1)	$197.4	$196.9	$146.7	$394.3
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$2.37	$0.16	$0.99	$2.53
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses, which are all net of related tax(1)	$1.84	$1.84	$1.53	$3.68
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	9.3%	10.1%	11.1%	9.7%
Consolidated effective tax rate	31.3%	24.6%	36.1%	30.4%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	33.6%	47.1%	41.5%	34.7%
3. Summary of Segment Financial Results:
Net revenues
Net dialysis and related lab services revenues	$1,922	$1,852	$1,762	$3,774
Net HCP revenues	761	804	—	1,565
Net ancillary services and strategic initiatives revenues	200	184	158	384

Total net segment revenues	2,883	2,840	1,920	5,723
Elimination of intersegment revenues	(11)	(10)	(7)	(22)

Total net consolidated revenues	$2,872	$2,830	$1,913	$5,701

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2013
	June 30, 2013	March 31, 2013	June 30, 2012
3. Segment Financial Results: (continued)
Operating income
Dialysis and related lab services operating income	$404	$87	$291	$491
HCP operating income	81	108	—	190
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(7)	(15)	(21)	(22)

Total segment operating income	478	180	270	659
Reconciling items:
Contingent earn-out obligation adjustment	57	—	—	57
Corporate support and related long-term incentive compensation	(13)	(13)	(13)	(27)
Transaction expenses	—	—	(10)	—

Consolidated operating income	$522	$167	$247	$689

Dialysis and Related Lab Services
Revenue:
Patient services revenues	$1,988	$1,916	$1,813	$3,905
Provision for uncollectible accounts	(69)	(67)	(54)	(137)

Net patient service operating revenues	1,919	1,849	1,759	3,768
Other revenues	3	3	3	6

Total net operating revenues	$1,922	$1,852	$1,762	$3,774

Operating expenses:
Patient care cost	$1,265	$1,216	$1,166	$2,481
General and administrative	167	167	154	334
Depreciation and amortization	89	85	76	174
Equity investment income	(3)	(3)	(3)	(6)
Loss contingency reserve and a legal settlement and related expenses	$—	$300	78	300

Total operating expenses	1,518	1,765	1,471	3,283

Segment operating income	$404	$87	$291	$491

HCP
Revenue:
HCP capitated revenues	$693	$746	$—	$1,439

Patient services revenues	52	57	—	109
Provision for uncollectible accounts	(3)	(3)	—	(6)

Net patient service operating revenues	49	54	—	103

Other revenues	19	4	—	23

Total net operating revenues	$761	$804	$—	$1,565

Operating expenses:
Patient care cost	$590	$595	$—	$1,185
General and administrative	56	69	—	125
Depreciation and amortization	39	38	—	76
Equity investment income	(5)	(6)	—	(11)

Total operating expenses	680	696	—	1,375

Segment operating income	$81	$108	$—	$190

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2013
	June 30, 2013	March 31, 2013	June 30, 2012
4. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	5,867,973	5,628,799	5,451,901	11,496,772
Number of treatment days	78.0	76.5	78.0	154.5
Treatments per day	75,230	73,579	69,896	74,413
Per day year over year increase	7.6%	8.0%	14.3%	7.8%
Non-acquired growth year over year	5.0%	4.3%	4.7%	4.7%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$338.86	$340.44	$332.67	$339.64
Per treatment (decrease) increase from previous quarter	(0.5%)	3.1%	0.1%	—
Per treatment increase from previous year	1.9%	2.4%	0.1%	2.1%
Percent of net consolidated revenues	66.6%	65.2%	91.9%	65.9%
Expenses
Patient care costs
Percent of total segment operating revenues	65.8%	65.7%	66.2%	65.8%
Per treatment	$215.66	$216.03	$213.83	$215.84
Per treatment (decrease) increase from previous quarter	(0.2%)	1.7%	0.7%	—
Per treatment increase (decrease) from previous year	0.9%	1.8%	(4.1%)	1.3%
General and administrative expenses
Percent of total segment operating revenues	8.7%	9.0%	8.8%	8.8%
Per treatment	$28.42	$29.70	$28.28	$29.05
Per treatment (decrease) increase from previous quarter	(4.3%)	4.5%	(4.9%)	—
Per treatment increase (decrease) from previous year	0.5%	(0.1%)	6.9%	0.2%
Accounts receivable
Net receivables	$1,117	$1,164	$1,250	$—
DSO	54	57	60	—
Provision for uncollectible accounts as a percentage of net revenues	3.5%	3.5%	3.0%	3.5%
5. HCP Business Metrics:
Capitated membership
Total	733,000	742,000	—	—
Member months	2,209,000	2,239,400	—	4,448,400
Capitated revenues by sources
Commercial revenues	$176	$182	$—	$357
Senior revenues	496	552	—	1,048
Medicaid revenues	21	12	—	34

Total capitated revenues	$693	$746	$—	$1,439

Other
Total care dollars under management(1)	$997	$1,042	—	2,040
Ratio of operating income to total care dollars under management	8.2%	10.4%	—	9.3%
Full time clinicians	1,073	1,069	—	—
IPA primary care physicians	2,846	2,845	—	—

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2013
	June 30, 2013	March 31, 2013	June 30, 2012
6. Cash Flow:
Operating cash flow	$306.8	$379.2	$202.1	$686.0
Operating cash flow, last twelve months	$1,252.9	$1,148.2	$1,179.8	$—
Free cash flow(1)	$218.3	$298.9	$111.4	$517.1
Free cash flow, last twelve months(1)	$871.2	$764.3	$816.5	$—
Capital expenditures:
Routine maintenance/IT/other	$58.3	$45.4	$66.6	$103.7
Development and relocations	$83.4	$71.3	$71.4	$154.7
Acquisition expenditures	$60.6	$91.5	$214.1	$152.1
7. Debt and Capital Structure:
Total debt(3)	$8,496	$8,526	$4,505
Net debt, net of cash and cash equivalents(3)	$7,878	$7,826	$4,232
Leverage ratio (see calculation on page 12)	3.39x	3.41x	2.70x
Overall weighted average effective interest rate during the quarter	4.86%	4.76%	5.27%
Overall weighted average effective interest rate at end of the quarter	4.85%	4.79%	5.28%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.18%	4.09%	4.61%
Fixed and economically fixed interest rates as a percentage of our total debt(4)	61%	61%	57%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt(4)	93%	93%	85%
8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%	98%	98%
Dialysis patients with arteriovenous fistulas placed	72%	71%	70%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives, and in case of general and administrative expenses, includes other certain corporate support and related long-term incentive compensation and transaction expenses associated with the acquisition of HCP.
(3)	The reported balance sheet amounts at June 30, 2013, March 31, 2013 and June 30, 2012, are net of $19.6 million, $20.6 million and $7.0 million, respectively, of debt discounts associated with our Term Loan B, Term Loan B-2 and our Term Loan A-2.
(4)	The Term Loan B and Term Loan B-2 are subject to LIBOR floors of 1.50% and 1.00%, respectively. Because LIBOR, for all periods presented above, was lower than either of these embedded LIBOR floors, the interest rates on the Term Loan B and the Term Loan B-2 are set at their respective floors. At such time as the LIBOR-based component of our interest rate exceeds 1.50% on the Term Loan B and 1.00% on the Term Loan B-2, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B, as well as for the Term Loan B-2. However, we are limited to a maximum rate of 2.50% on $1.25 billion of outstanding principal debt on the Term Loan B and $1.49 billion of outstanding principal debt on the Term Loan B-2 as a result of interest rate cap agreements. The remaining $456 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 1.50%. The remaining $157 million outstanding principal balance of the Term Loan B-2 is subject to LIBOR-based volatility above a floor of 1.00%.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended June 30, 2013
Net income attributable to DaVita HealthCare Partners Inc.	$585,100
Income taxes	340,872
Interest expense and debt refinancing charges	365,113
Depreciation and amortization	446,362
Loss contingency reserve	300,000
Noncontrolling interests and equity investment income, net	117,369
Stock-based compensation	53,306
Other (primarily pro-forma EBITDA on acquisitions)	194,005

“Consolidated EBITDA”	$2,402,127

June 30, 2013
Total debt, excluding debt discount of $19.6 million	$8,496,219
Letters of credit issued	114,456

8,610,675
Less: Cash and cash equivalents	(463,551)

Consolidated net debt	$8,147,124

Last twelve months “Consolidated EBITDA”	$2,402,127

Leverage ratio	3.39x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of June 30, 2013. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Income from continuing operations and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses, which are all net of related tax.

We believe that income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses, which are all net of related tax, enhances a user’s understanding of our normal income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes unusual amounts that include an adjustment to HCP’s contingent earn-out obligation, a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, transaction expenses associated with the acquisition of HCP and legal expenses associated with a legal settlement that we reached to settle federal program claims relating to our historical Epogen practices and accordingly, is comparable to prior periods and indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Income from continuing operations attributable to DaVita

HealthCare Partners Inc. excluding a contingent earn-out

obligation adjustment, a loss contingency reserve,

transaction expenses associated with the acquisition of

HCP and a legal settlement and related expenses, which

are all net of related tax:

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$254,376	$16,915	$95,007	$271,291	$235,227
Add (Less):
Contingent earn-out obligation adjustment	(56,977)	—	—	(56,977)	—
Loss contingency reserve	—	300,000	—	300,000	—
Transaction expenses associated with the acquisition of HCP	—	—	10,383	—	16,436
Legal settlement and related expenses	—	—	78,000	—	78,000
Less: Related income tax	—	(120,000)	(36,679)	(120,000)	(39,131)

	$197,399	$196,915	$146,711	$394,314	$290,532

Diluted income from continuing operations per share

attributable to DaVita HealthCare Partners Inc.

excluding a contingent earn-out obligation adjustment, a

loss contingency reserve, transaction expenses associated

with the acquisition of HCP and a legal settlement and

related expenses, which are all net of related tax:

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$2.37	$0.16	$0.99	$2.53	$2.45
Add (Less):
Contingent earn-out obligation adjustment	(0.53)	—	—	(0.53)	—
Loss contingency reserve	—	1.68	—	1.68	—
Transaction expenses associated with the acquisition of HCP	—	—	0.06	—	0.10
Legal settlement and related expenses	—	—	0.48	—	0.48

	$1.84	$1.84	$1.53	$3.68	$3.03

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing an accurate reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the remeasurement of acquired intangible assets associated with our acquisitions to fair value, and accordingly is indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Adjusted income from continuing operations and

adjusted diluted income from continuing operations

per share attributable to DaVita HealthCare Partners

Inc., further adjusted to exclude the amortization of

intangible assets associated with acquisitions:

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc.	$197,399	$196,915	$146,711	$394,314	$290,532
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	6,827	6,882	6,695	13,709	13,184
Amortization of intangible assets associated with acquisitions for the HCP operations	33,088	33,362	—	66,450	—
Related income tax	(15,767)	(16,098)	(2,778)	(31,865)	(5,406)

	$221,547	$221,061	$150,628	$442,608	$298,310

Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$1.84	$1.84	$1.53	$3.68	$3.03
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations, net of tax	0.04	0.04	0.04	0.08	0.08
Amortization of intangible assets associated with acquisitions for the HCP operations, net of tax	0.18	0.19	—	0.37	—

	$2.06	$2.07	$1.57	$4.13	$3.11

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax contingent earn-out obligation adjustment, a pre-tax loss contingency reserve, pre-tax transaction expenses related to the acquisition of HCP and a pre-tax legal settlement and related expenses.

We believe that operating income excluding a pre-tax contingent earn-out obligation adjustment, a pre-tax loss contingency reserve, pre-tax transaction expenses associated with the acquisition of HCP and a pre-tax legal settlement and related expenses enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes unusual amounts that include an adjustment for HCP’s contingent earn-out obligation, a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, transaction expenses associated with the acquisition of HCP and legal settlement and related expenses to settle federal program claims relating to our historical Epogen practices and accordingly, is comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding a pre-tax

contingent earn-out obligation adjustment, a

pre-tax loss contingency reserve, pre-tax

transaction expenses associated with the

acquisition of HCP and a pre-tax legal

settlement and related expenses:

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating income	$522,020	$166,861	$247,261	$688,881	$568,143
Add (Less):
Contingent earn-out obligation adjustment	(56,977)	—	—	(56,977)	—
Loss contingency reserve	—	300,000	—	300,000	—
Transaction expenses associated with the acquisition of HCP	—	—	10,383	—	16,436
Legal settlement and related expenses	—	—	78,000	—	78,000

Adjusted operating income	$465,043	$466,861	$335,644	$931,904	$662,579

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding a contingent earn-out obligation adjustment and a loss contingency reserve, enhances an investor’s understanding of DaVita HealthCare Partners Inc.’s effective income tax rate and DaVita HealthCare Partners Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities, unusual amounts that include a contingent earn-out obligation adjustment and a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations and is meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Six months ended June 30, 2013
	June 30, 2013	March 31, 2013	June 30, 2012
Income from continuing operations before income taxes	$412,550	$61,642	$187,392	$474,192

Income tax expense	$129,192	$15,144	$67,740	$144,336

Effective income tax rate	31.3%	24.6%	36.1%	30.4%

	Three months ended			Six months ended June 30, 2013
	June 30, 2013	March 31, 2013	June 30, 2012
Income from continuing operations before income taxes	$412,550	$61,642	$187,392	$474,192
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(29,294)	(29,638)	(25,051)	(58,932)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$383,256	$32,004	$162,341	$415,260

Income tax expense	129,192	15,144	$67,740	$144,336
Less: Income tax attributable to noncontrolling interests	(312)	(68)	(384)	(380)

Income tax attributable to DaVita HealthCare Partners Inc.	$128,880	$15,076	$67,356	$143,956

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	33.6%	47.1%	41.5%	34.7%

	Three months ended			Six Months Ended June 30, 2013
Adjusted effective income tax rates attributable to DaVita HealthCare Partners Inc. excluding the contingent earn-out obligation adjustment and the loss contingency reserve:	June 30, 2013	March 31, 2013	June 30, 2012
Income from continuing operations before income taxes	$412,550	$61,642	$187,392	$474,192
Less: Contingent earn-out obligation adjustment	(56,977)	—	—	(56,977)
Add: Loss contingency reserve	—	300,000	—	300,000

	355,573	361,642	187,392	717,215
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(29,294)	(29,638)	(25,051)	(58,932)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$326,279	$332,004	$162,341	$658,283

Income tax expense	$129,192	$15,144	$67,740	$144,336
Add: Income taxes attributable to loss contingency reserve	—	120,000	—	120,000
Less: Income tax attributable to noncontrolling interests	(312)	(68)	(384)	(380)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$128,880	$135,076	$67,356	$263,956

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	39.5%	40.7%	41.5%	40.1%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2013
	June 30, 2013	March 31, 2013	June 30, 2012
Cash provided by operating activities	$306,819	$379,207	$202,105	$686,026
Less: Distributions to noncontrolling interests	(30,280)	(34,926)	(24,073)	(65,206)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	276,539	344,281	178,032	620,820
Less: Expenditures for routine maintenance and information technology	(58,264)	(45,426)	(66,603)	(103,690)

Free cash flow	$218,275	$298,855	$111,429	$517,130

	Rolling 12-Month Period
	June 30, 2013	March 31, 2013	June 30, 2012
Cash provided by operating activities	$1,252,895	$1,148,181	$1,179,832
Less: Distributions to noncontrolling interests	(128,232)	(122,025)	(104,708)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,124,663	1,026,156	1,075,124
Less: Expenditures for routine maintenance and information technology	(253,473)	(261,812)	(258,623)

Free cash flow	$871,190	$764,344	$816,501

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management

In California, as a result of our managed care administrative services agreement with hospitals, HCP does not assume the direct financial risk for institutional (hospital) services, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In those cases, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the Per Member Per Month (PMPM) fee payable to third parties for institutional (hospital) services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments to third parties that are recorded net of expenses in our accounting records. The following table reconciles Total Care Dollars Under Management to medical revenues to the periods indicated. “Total Care Dollars Under Management” is a non-GAAP measure.

	Three months ended		Six months ended June 30, 2013
	June 30, 2013	March 31, 2013
Medical revenues	$741,790	$799,673	$1,541,463
Less: Risk share revenue, net	(20,504)	(39,824)	(60,328)
Add: Institutional capitation amounts	276,003	282,549	558,552

Total care dollars under management	$997,289	$1,042,398	$2,039,687